EXHIBIT 32 (a)

        I hereby certify that this Form 10-Q, containing Bank One Corporation’s consolidated financial statements as of and for the three and six months ended June 30, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and the information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

August 7, 2003

/s/ James Dimon —————————————— James Dimon Chief Executive Officer

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